Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2022 (except for the effects of the recapitalization described in Note 1, as to which the date is August 24, 2022) in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-266205) and related Preliminary Prospectus of Grove Collaborative Holdings, Inc. for the registration of its Class A Common Stock.

/s/ Ernst & Young LLP

San Mateo, California

August 24, 2022